EXHIBIT h(6)

                           THE JUNDT GROWTH FUND, INC.
                                JUNDT FUNDS, INC.
                           AMERICAN EAGLE FUNDS, INC.
                                AMENDMENT TO THE
                              SERVICING AGREEMENTS

     THIS AMENDMENT dated as of this 27 day of January, 2006, to the Custody Agreement, the Fund Administration Servicing Agreement and the Transfer Agent Servicing Agreement dated as of December 31, 1999, and the Fund Accounting Agreement dated as of January 9, 2006, respectively, (the "Agreements"), is entered by and among The Jundt Growth Fund, Inc., the Jundt Funds, Inc. and American Eagle Funds, Inc., each a corporation organized under the laws of the State of Minnesota (each a "Company") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS"), and U.S. Bank National Association, a national banking association (the "Custodian").

     Effective January 1, 2006, the fee schedules of the Agreements are hereby superceded and replaced with the respective fee schedules attached hereto. Except to the extent supplemented hereby, the Agreements shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE JUNDT GROWTH FUNDS, INC.               U.S. BANCORP FUND SERVICES, LLC

By: /s/ Gerald M Fitterer                  By: /s/ Joe D. Redwine
   -------------------------------             -------------------------------
Name: Gerald M Fitterer                    Name: Joe D. Redwine
     -----------------------------               -----------------------------
Title: Treasurer                           Title: President
       ---------------------------                ----------------------------


JUNDT FUNDS, INC.                          U.S. BANK, N.A.

By: /s/ Gerald M Fitterer                  By: /s/ Joe D. Redwine
   -------------------------------             -------------------------------
Name: Gerald M Fitterer                    Name: Joe D. Redwine
     -----------------------------               -----------------------------
Title: Treasurer                           Title: Senior Vice President
       ---------------------------                ----------------------------

AMERICAN EAGLE FUNDS, INC.

By: /s/ Gerald M Fitterer
   --------------------------------
Name: Gerald M Fitterer
      -----------------------------
Title: Treasurer
       ----------------------------


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                                       JUNDT AND AMERICAN EAGLE FUNDS FEE SCHEDULE
                                          TRANSFER AGENT & SHAREHOLDER SERVICES
                                             ANNUAL FEE SCHEDULE AT 1/1/2006
--------------------------------------------------------------------------------------------------------------------------

Service Charges to the Fund*                                Service Charges to Investors
Shareholder Account Fee (Subject to Minimum)                Qualified Plan Fees (Billed to Investors)
                                                                  o  $15.00 /qualified plan acct (Cap at $30.00/SSN)
       o No-Load  - $15.00 /account                               o  $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)
       o Load Fund - $16.00 /account                              o  $25.00 /transfer to successor trustee
       o Daily Accrual Fund - $21.00 /account                     o  $25.00 /participant distribution (Excluding SWPs)
       o Closed Accounts - $2.50 /account                         o  $25.00 /refund of excess contribution
Annual Minimum                                              Additional Shareholder Fees (Billed to Investors)
       o $24,000 per no-load fund
       o $28,000 per load or daily accrual fund                   o  $15.00 /outgoing wire transfer
       o $15,000 each additional class                            o  $15.00 /overnight delivery
Waived per below schedule                                         o  $ 5.00 /telephone exchange - waive
       o Load Fund - $17.00 /account                              o  $25.00 /return check or ACH
       3 basis points on net assets                               o  $25.00 /stop payment
       $230,000 fund group minimum                                o  $ 5.00 /research request per account (Cap at
                                                                  $25.00/request) (For requested items of the second
     Activity Charges                                             calendar year [or previous] to the request)
       o Telephone Calls - $1.50 /call
       o Daily Valuation Trades - $10.00/trade              Technology Charges
       o Lost Shareholder Search - $5.00 /search            1.   Fund Group Setup (first cusip) - $2,000 /fund group
       o CCO Support Services - $1,200 per year*            2.   Fund Setup - $1,500 /cusip (beyond first cusip)
       o Omnibus Account Transactions                       3.   NSCC Service Interface - All NSCC Services
           $3.00 each - first 100 transactions                    o Setup - $1,500 /fund group
           $2.00 each - next 400 transactions                     o Annual - $1,400 /cusip/year - waive
           $1.00 each - next 1,500 transactions             4.   Telecommunications and Voice Services - waive
           $.50  each - next 3,000 transactions                   o Service Setup - $1,650 ATT transfer connect
           $.25  each - balance of transactions                   o VRU Setup - $500 /fund group
       o    AML Base Service (excl Level 3 accounts)              o VRU Maintenance - $100 /cusip/month
        0-999 accounts - $500.00/year                             o $.35 /voice response call
        1,000-4,999 accounts - $1,000/year                        o $.40 /voice recognition call
        5,000-9,999 accounts - $2,500/year                  5.   Asset Allocation Services - $8.00 /account
        10,000+ accounts - $5,000/year                           group/year (4 reallocations)
       o AML New Account Service - $1.00/new domestic       6.   12b-1 Aging - $1.50 /account/year - waive
         accounts and $2.00/new foreign account             7.   Average Cost - $.36 /account/year - waive
       o ACH/EFT Shareholder Services:                      8.   Development/Programming - $150 /hour
         $125.00 /month/fund group                          9.   File Transmissions - subject to requirements
         $ .50 /ACH item, setup, change                     10.  Selects - $300 per select
         $5.00 /correction, reversal                        11.  Extraordinary services - charged as incurred
                                                                  o Conversion of Records (if necessary) - Estimate to be
Out-of-pocket Costs - Including but not limited to:                     provided.
       o  Telephone toll-free lines, call transfers, etc.         o Custom processing, re-processing
       o  Mailing, sorting and postage                      All other extraordinary services
       o  Stationery, envelopes
       o  Programming, special reports                      *Effective with the first day after expiration of the first
       o  Insurance, record retention, microfilm/fiche      twelve (12) months of service, the fees and charges set
       o  Proxies, proxy services                           forth in this Schedule shall be increased over the fees and
       o  ACH fees, NSCC charges                            charges during the previous twelve (12) months in the amount
       o  Disaster recovery - per open account              equal to the change in the Consumer Price Index for all
       o  All other out-of-pocket expenses                  Urban Consumers in the Milwaukee, Wisconsin Metropolitan
Fees are billed monthly.                                    Statistical Area, All Terms, Based 1982-1984 = 100, as last
* Subject to CPI increase.                                  reported by the U.S. Bureau of Labor Statistics ("CPI-U").
                                                            Thereafter, all of the fees and charges in this fee schedule
                                                            (except for out-of-pocket expenses) shall increase annually upon each anniversary of this Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve
                                                            (12) months.
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                                             JUNDT AND AMERICAN EAGLE FUNDS
                                                FUND ACCOUNTING AGREEMENT
                                             ANNUAL FEE SCHEDULE AT 1/1/2006
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
DOMESTIC EQUITY FUNDS*                                    CCO SUPPORT SERVICES - $1,200 per year*
$30,000 for the first $100 million
1.25 basis point on the next $200 million                 MULTIPLE CLASSES
..75 basis point on the balance                            Each class is an additional 25% of the charge of the initial class.
DOMESTIC BALANCED FUNDS*
$33,000 for the first $100 million                        MASTER/FEEDER FUNDS
1.5 basis points on the next $200 million                 Each master and feeder is charged according to the schedule.
1 basis point on the balance
                                                          MULTIPLE MANAGER FUNDS
Domestic Fixed Income Funds*                              Additional base fee:
FUNDS OF FUNDS*                                           $12,000 per manager/sub-advisor per fund
SHORT OR DERIVATIVE FUNDS*
INTERNATIONAL EQUITY FUNDS*                               Extraordinary services - quoted separately
TAX-EXEMPT MONEY MARKET FUNDS*
$39,000 for the first $100 million                        Conversion Estimate - one month's fee (if necessary)
2 basis points on the next $200 million
1 basis point on the balance                              NOTE - All schedules subject to change depending upon the use of derivatives - options, futures, short sales, etc.
TAXABLE MONEY MARKET FUNDS*
$39,000 for the first $100 million                        All fees are billed monthly plus out-of-pocket expenses,
1 basis point on the next $200 million                    including pricing service:
1/2 basis point on the balance                                   $.15  Domestic and Canadian Equities
                                                                 $.15  Options
International Income Funds*                                      $.50  Corp/Gov/Agency Bonds
$42,000 for the first $100 million                               $.80  CMO's
3 basis points on the next $200 million                          $.50  International Equities and Bonds
1.5 basis points on the balance                                  $.80  Municipal Bonds
Waive above fees for the following:                              $.80  Money Market Instruments
$230,000 fund group minimum                                      $125  Per fund per month - Mutual Funds
Net Assets             Annual Fee
-----------            ----------                         Corporate Action Services - - waive
$170 million           $300,000                                  $2.00 Per equity security per month
$185 million           $315,000                           Manual Security Pricing
$200 million           $330,000                                  $125 per month - greater than 10/day
$225 million           $345,000                           Factor Services (BondBuyer)
$250 million           $360,000                                  Per CMO             - $1.50/month
over $250 million      6 bp                                      Per Mortgage Backed - $0.25/month
                                                                 Minimum             - $300/month
* Subject to CPI increase. *Effective with the first
day after expiration of the first twelve (12) months of
service, the fees and charges set forth in this
Schedule shall be increased over the fees and charges
during the previous twelve (12) months in the amount
equal to the change in the Consumer Price Index for all
Urban Consumers in the Milwaukee, Wisconsin
Metropolitan Statistical Area, All Terms, Based
1982-1984 = 100, as last reported by the U.S. Bureau of
Labor Statistics ("CPI-U").  Thereafter, all of the
fees and charges in this fee schedule (except for
out-of-pocket expenses) shall increase annually upon
each anniversary of this Schedule in an amount equal to
the percentage change in the CPI-U for the proceeding
twelve (12) months.
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                                             JUNDT AND AMERICAN EAGLE FUNDS
                                        FUND ADMINISTRATION & COMPLIANCE SERVICES
                                             ANNUAL FEE SCHEDULE AT 1/1/2006
--------------------------------------------------------------------------------------------------------------------------

Domestic Funds                                                 CCO Support Services - $1,200 per year*

Annual fee based upon assets per fund*                         International Funds
  8 basis points on the first $300 million
  7 basis points on the next $500 million                      Annual fee based upon assets per fund*
  4 basis points on the balance                                  9 basis points on the first $200 million
  Minimum annual fee:  $40,000 first fund                        8 basis points on the next $300 million
  $35,000 each additional fund                                   6 basis points on the next $500 million
                                                                 4 basis points on the balance
Extraordinary services - quoted separately                       Minimum annual fee:  $50,000 per fund

Multiple Classes - Add the following per class:                Extraordinary services - quoted separately
  1 basis point at each level
  $15,000 per fund minimum                                     Multiple Classes - Add the following per class:
                                                                 1 basis point at each level
Annual legal administration - Add:                               $15,000 per fund minimum
  1 basis point at each level
  $5,000 additional minimum                                    Annual legal administration - Add:
                                                                 1 basis point at each level
Waive above fees for the following:                              $5,000 additional minimum
16 basis points on net assets
$220,000 annual fund group minimum                             Plus out-of-pocket expenses, including but not limited to:
                                                                 Postage, Stationery
Plus out-of-pocket expenses, including but not limited to:       Programming, Special Reports
  Postage, Stationery                                            Proxies, Insurance
  Programming, Special Reports                                   EDGAR filing - Approx. $11.00/page
  Proxies, Insurance                                             Retention of records
  EDGAR filing - Approx. $11.00/page                             Federal and state regulatory filing fees
  Retention of records                                           Certain insurance premiums
  Federal and state regulatory filing fees                       Expenses from board of directors meetings
  Certain insurance premiums                                     Auditing and legal expenses
  Expenses from board of directors meetings                      Blue Sky conversion expenses (if necessary)
  Auditing and legal expenses                                    All other out-of-pocket expenses
  Blue Sky conversion expenses (if necessary)
  All other out-of-pocket expenses                          Fees are billed monthly.

Fees are billed monthly.                                       * Subject to CPI increase.

* Subject to CPI increase.

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*Effective with the first day after expiration of the first twelve (12) months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan
Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics ("CPI-U").
Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve (12) months.
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                         JUNDT AND AMERICAN EAGLE FUNDS
                                INTERNET SERVICES
                         ANNUAL FEE SCHEDULE AT 1/1/2006
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VISION MUTUAL FUND GATEWAY - Permits broker/dealers, financial planners, and
       RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review  prospectuses, and establish new accounts.

Inquiry Only
   o   Inquiry - $.05 per event
   o   Per broker ID - $5.00 per month per ID
Transaction Processing
   o   Implementation - $5,000 per management company
   o Transaction - purchase, redeem, exchange, literature order - $.50 per event
   o New Account Set-up - may contain multiple fund/accounts - $3.00 per event
   o   Monthly Minimum Charge - $500.00 per month

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    JUNDT AND AMERICAN EAGLE FUNDS - MUTUAL FUND EXCHANGE (MFX) SERVICE SUITE
                         ANNUAL FEE SCHEDULE AT 1/1/2006
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                                MFX WEB SERVICES
                                ----------------
A. MFS ON-LINE SYSTEMS ACCESS
   On-line internet access to U.S. Bancorp systems

   Setup - $1,500 initial setup per concurrent connection
   (up to 5 workstations each)

   Service - $125/month per concurrent connection - internet
   access; $125/month per concurrent connection - 3270 access
   FundSource Access - Quoted separately
   Number of concurrent connections required                                 1
                                                                      ---------
   Total Monthly Fee  (@ $125)                                            $125
                                                                      =========

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B. IMAGE AND/OR COLD ON-LINE ACCESS

   On-line internet access to U.S. Bancorp shareholder document images, statements and tax advices (COLD)


   Setup - $1,500 initial setup per concurrent connection
   (up to 5 workstations each)
   Service - $325/month/concurrent connection

   Number of concurrent connections required                                 0
                                                                      ---------
   Total Monthly Fee  (@ $325)                                              $0
                                                                      =========

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C. REPORTSOURCE
   On-line internet access to standard reports and files
   from various U.S. Bancorp data sources
   No initial setup charge
   $125/month for each of the following data sources
   (Check required reports)                                                  0
                                                                      ---------
                Fund Accounting Reports                                      0
                                                                      ---------
                Transfer Agent Reports                                       0
                                                                      ---------
                Fund Administration Reports                                  0
                                                                      ---------
                Prospect Services Reports                                    0
                                                                      ---------
                Custody Reports                                              0
                                                                      ---------
                Data Warehouse Reports                                       0
                                                                      ---------

                                                                      ---------

                                                                      ---------

   Total number of services required                                         0
                                                                      ---------
   Total Monthly Fee  (@ $125)                                              $0
                                                                      =========

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All prices exclude out-of-pocket expenses and, if necessary, hardware costs, travel, etc. All prices subject to change depending upon client requirements.

* Assumes that NAV/Distribution history is provided to U.S. Bancorp in Excel format, otherwise setup charge subject to change.
** Delivery up to 5 sites
Customization charged at $150/hour, if necessary.


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                           MFX DATA DELIVERY SERVICES
                           --------------------------
A. PERFORMANCE  DELIVERY SERVICES
 (1) DAILY NAV FEED

   Daily automated feed of fund price and portfolio data to external sites

   Setup - $100/fund, $600 minimum (subject to degree of
   customization), ($2,500 Additional FTP setup per site or FTP address)
   Service - $100/fund/month
   Number of funds required                                                  0
                                                                      ---------
   Total Monthly Fee  (@ $100)                                              $0
                                                                      =========

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 (2) STANDARD RATE OF RETURN SERVICES


   Fund performance calculation (daily or periodic)

   Setup - $500/fund* ($1,000/fund initial setup for non-fund administration clients, $5,000 minimum), ($2,500 Additional
   FTP setup per site or FTP address).
   Number of sites required.
   Pre-Tax Service - $200/fund/month**
   Number of funds required                                                  0
                                                                      ---------
   Total Monthly Fee  (@ $200)                                              $0
                                                                      =========

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 (3) AFTER-TAX PERFORMANCE SERVICES
   Post-Tax Service - $300/fund/month**
   Number of funds required
                                                                      ---------
   Total Monthly Fee  (@ $300)                                              $0
                                                                      =========
B. SFX - SECURE FILE EXCHANGE
 (1) GUI - Graphical User Interface
   No initial setup charge
   $125/month/fund group (up to 5 file transfers)
   Number of funds
                                                                      ---------
   Total Monthly Fee  (@ $125)                                              $0
                                                                      =========

 (2) Automated file delivery to client site
   $2,500 initial setup per site
   $195/month - up to 5 automated file transfers
   Number of funds
                                                                      ---------
   Total Monthly Fee  (@ $195)                                              $0
                                                                      =========

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TOTAL MONTHLY FEE                                                         $125
-----------------                                                     =========

SETUP FEE SUMMARY
-----------------

MFS On-line Systems Access                                                $ -
Image/COLD On-line Access                                                 $ -
ReportSource                                                              $ -
Daily NAV Feed                                                            $ -
Standard Rate of Return                                                   $ -
Automated File Delivery                                                   $ -
FTP Setup                                                                 $ -
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Total Setup Charges                                                       $ -
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                                             JUNDT AND AMERICAN EAGLE FUNDS
                                                   PROSPECT SERVICING
                                             ANNUAL FEE SCHEDULE AT 1/1/2006
--------------------------------------------------------------------------------------------------------------------------

FULL SERVICE (INBOUND TELESERVICING AND KIT ASSEMBLY         LEAD CONVERSION REPORTING
AND MAILING)                                                 Account Management               $  700/month
                                                             Database Installation, Setup     $1,500/fund group
TIER 1 (0-50 orders per month)
Account Management         $  300/month
                                                             WEB ON-LINE FUND FULFILLMENT
TIER 2 (51-250 orders per month)                             Account Management               $  500/month
Account Management         $  300/month                      Installation, Setup              $    0 (NC)
First 50 orders               NC                             Per Retail Request               $  .40/retail request
Per order over 50          $  4.00/order                     Per Intermediary Request         $  .60/retail request

TIER 3 (251-500 orders per month)
Account Management         $ 1,000/month                     FOLLOW-UP SERVICES
First 250 orders              NC                             Correspondence                   $2.00/letter
Per order over 250         $  3.50/order                     E-mail Correspondence            (Separate Quote)*
                                                             Telemarketing                    (Separate Quote)*
TIER 4 (over 500 orders per month)                           Customized Services              (Separate Quote)*
Account Management         $ 2,000/month
First 500 orders              NC                            *Dependent upon client requirements
Per order over 500         $  3.00/order
                                                             All fees are billed monthly plus out-of-pocket expenses,
E-mail/internet Lead Origination - $2.50 per request         including, but not limited to:
                                                               Customized reporting development ($150.00/hour)
Service includes account management, lead reporting, call      Postage, stationery
servicing, database management, kit assembly and mailing       Programming, special reports
(excluding postage and materials).                             Retention of records
                                                               File transmission charges
                                                               Legal expenses
INBOUND TELESERVICING (ONLY)                                   All other out-of-pocket expenses
Account Management         $100/month
Call Servicing             $.99/minute

Base Reporting Services    Included.
Assumes that client is responsible for costs associated with order delivery.

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                         JUNDT AND AMERICAN EAGLE FUNDS
                            DOMESTIC CUSTODY SERVICES
                            FEE SCHEDULE AT 1/1/2006
-------------------------------------------------------------------------------

ANNUAL FEE BASED UPON MARKET VALUE PER FUND*
1.00 basis point upon market value
Minimum annual fee per fund - $3,000

CCO SUPPORT SERVICES - $1,200 per year*


PORTFOLIO TRANSACTION FEES
$  5.00 per disbursement (waived if U.S. Bancorp is Administrator)
$  6.00 per US Bank repurchase agreement transaction
$ 12.00 per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$ 25.00 per portfolio transaction processed through our New York custodian definitive security (physical)
$  8.00 per principal paydown
$ 35.00 per option/future contract written, exercised or expired
$ 75.00 per Cedel/Euroclear transaction
$ 25.00 per mutual fund trade
$ 15.00 per Fed Wire
$ 15.00 per margin variation Fed wire
$  6.00 per short sale
$150.00 per segregated account per year

ReportSource - $150 /month - Web reporting

o A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
o   No charge for the initial conversion free receipt.
o   Overdrafts - charged to the account at prime interest rate plus 2.
o Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

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